UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2024 (the “Closing Date”), Kartoon Studios, Inc. (the “Company”) consummated a public offering (the “Offering”) of an aggregate of (i) 4,375,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 3,519,736 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) Series A common warrants (the “Series A Warrants”) to purchase up to an aggregate of 7,894,736 shares of Common Stock (the “Series A Warrant Shares”) and (iv) Series B common warrants (the “Series B Warrants,” and, collectively with the Series A Warrants, the “Common Warrants”) to purchase up to an aggregate of 7,894,736 shares of Common Stock (the “Series B Warrant Shares,” and, collectively with the Series A Warrant Shares, the “Common Warrant Shares”). Each Share, together with the associated Common Warrants, was sold at a combined public offering price of $0.57. Each Pre-Funded Warrant, together with the associated Common Warrants, was sold at a combined public offering price of $0.569.

The Company received aggregate gross proceeds from the Offering of approximately $4.5 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from this offering primarily for working capital and general corporate purposes, including for research and development.

The Securities Offered

The Pre-Funded Warrants have an exercise price of $0.001 per share, will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants have an exercise price of $0.57 per share and are exercisable on or after the effective date of the Stockholder Approval (as defined in the Purchase Agreement) and the NYSE American approves of the supplemental listing application related to such Stockholder Approval (the “Warrant Exercise Date”). The Series A Warrants will expire five years after the Warrant Exercise Date and the Series B Warrants will expire eighteen months after the Warrant Exercise Date.

Under NYSE American listing rules, the Common Warrants are not exercisable without Stockholder Approval. The Company agreed to use reasonable best efforts to hold a special meeting of stockholders at the earliest practicable date after the date of the Offering, but in no event later than seventy-five (75) days after the closing of the Offering, in order to obtain Stockholder Approval. If the Company does not obtain Stockholder Approval with respect to the terms of the Common Warrants at the first special meeting of the stockholders, the Company shall call a meeting every sixty (60) days thereafter to seek such Stockholder Approval until the date on which Stockholder Approval is obtained or the Common Warrants are no longer outstanding.

The exercise price of the Common Warrants and the Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Common Warrants contain a cashless exercise provision that permit exercise of such Common Warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares. The Pre-Funded Warrants may be exercised on a cashless basis at any time.

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A holder of the Common Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, the Common Warrants, the Common Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-282385), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended and declared effective by the SEC on December 16, 2024 and as amended the Post-Effective Amendment No. 1 Registration Statement filed on December 17, 2024 (the “Registration Statement”).

The foregoing does not purport to be a complete description of each of the Series A Warrants, the Series B Warrants or the Pre-Funded Warrants, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, on December 16, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a certain investor, pursuant to which the Company agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than a final prospectus with respect to the Registration Statement or supplements or amendments to registration statements or supplements previously filed for a period of ninety (90) days, and will not issue any new securities that are subject to a price reset based on the trading prices of its Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one hundred and eighty (180) days after the Closing Date of the Offering.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Placement Agent Agreement

Also, in connection with the Offering, on December 16, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a reasonable best efforts basis in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 7.0% of the purchase price paid by all purchasers in the Offering. Further, the Company agreed to reimburse the Placement Agent up to an aggregate of $75,000 for its out of pocket expense.

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Pursuant to the Placement Agency Agreement, the Placement Agent also received warrants (the “Placement Agent Warrants”) to purchase up to 1,657,894 shares of Common Stock, which is equal to seven percent (7%) of the number of shares of Common Stock, Common Warrants and Pre-Funded Warrants sold in the Offering. The Placement Agent Warrants will become exercisable on the Warrant Exercise Date, at an exercise price equal to 125% of the public offering price, and will terminate five (5) years from the date of the commencement of sales in the Offering. The Placement Agent warrants were registered as part of the Registration Statement, along with the shares of Common Stock issuable upon exercise of the Placement Agent Warrants.

The Placement Agency Agreement and the Purchase Agreement contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company and its executive officers and directors have entered into agreements providing that, for a period of ninety (90) days from the date of the Placement Agency Agreement, the Company and each such person may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent.

The foregoing does not purport to be a complete description of the Placement Agency Agreement or the Placement Agent Warrants and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1 and 4.4, respectively, to this Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

The Company issued a press release announcing the pricing of the Offering on December 16, 2024. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

As of the date of the filing of this Current Report on Form 8-K, after the closing of the Offering and assuming no exercise of the Pre-Funded Warrants or Common Warrants, there are 44,014,793 shares of Common Stock outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated December 16, 2024, by and between Kartoon Studios, Inc. and Roth Capital Partners, LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release of Kartoon Studios, Inc., dated December 16, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC..

Date: December 18, 2024	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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